PLEDGE AND SECURITY AGREEMENT (the "Agreement"), dated as of
April 11, 2000, between WIN-GATE EQUITY GROUP INC. ("Pledgor") and ORIENTAL ALLIED HOLDINGS LTD. (the "Seller").

                  WHEREAS, the parties have entered into a Stock Purchase Agreement, dated as of April 11, 2000 (the "Stock Purchase Agreement") pursuant to which Pledgor issued to Seller a promissory note (the "Note"), due on October 31, 2001, for the sum of US$7,000,000; and

                  WHEREAS, pursuant to the terms of the Stock Purchase Agreement, Pledgor has agreed to grant, and does hereby grant, to the Seller, a security interest in 761,000 shares of Interloop Americas (the "Pledged Shares"); and

                  WHEREAS, capitalized terms used herein but not defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

                  1. Creation of Security Interest. As security for payment in full of the Note, Pledgor hereby pledges and hereby grants to the Seller a first lien and security interest in the Pledged Shares. Concurrently with the execution of this Agreement, Pledgor is delivering to Proskauer Rose LLP, as holder of the Pledged Shares (i) all stock certificates representing the Pledged Shares and (ii) a duly endorsed irrevocable stock power in blank therefor.

                  2. Stock Dividends and Adjustments; Voting Rights. If, during the term of this Agreement, any stock dividend, reclassification of shares, stock split, readjustment, exchange, substitution, warrant, option or right to acquire additional securities is effected or issued with respect to the Pledged Shares or any part thereof, all shares or securities that Pledgor shall become entitled to receive as a result thereof promptly shall be delivered to the Pledgor (together with appropriate instruments of transfer duly endorsed in blank) and, from and after the time Pledgor shall be entitled to receive the same. So long as a Default (as hereinafter defined) shall not have occurred and be continuing, Pledgor shall be entitled to receive all cash dividends payable with respect to, and to exercise all rights to vote, the Pledged Shares. Upon the occurrence and during the continuance of a Default, the Seller shall be entitled to receive all such cash dividends and to exercise all such voting rights.

                  3. Default; Remedies. A Default shall be deemed to have occurred hereunder if: an Event of Default (as such term is defined in the Note) shall occur; or Pledgor sells, assigns, transfers or otherwise disposes of, or grants a lien on or security interest in or option or right with respect to, or otherwise encumbers the Pledged Shares or any part thereof or any interest therein, unless concurrently therewith Pledgor repays the Note to the extent required in accordance with the terms thereof;

                  (b) If a Default shall have occurred and be continuing and there shall not be any claims of Pledgor in connection with the obligations of Seller under the Stock Purchase Agreement and of Ingenieria Financiera Colombiana Ltda. under a stock purchase agreement dated as of April 11, 2000, with the Buyer, the Seller shall be entitled, in addition to any other rights granted under the Note, to exercise all of the rights and remedies with respect to the Pledged Shares of a secured party under the Uniform Commercial Code or any other applicable law, all of which rights and remedies, to the full extent permitted by law, shall be cumulative and not alternative. Pledgor agrees that 30 days shall constitute reasonable notice of a sale or other disposition of the Pledged Shares. It is being understood that the Pledgor has retained an equitable right of redemption to purchase such shares at any time prior or on such disposition. The remainder of the proceeds from any such sale or other disposition, after deducting therefrom all expenses incurred in connection therewith (including reasonable legal fees and expenses) and after payment in full of Pledgor's obligations to the Seller under the Note and this Agreement, shall be paid over to Pledgor. The Seller shall not sell or otherwise dispose of a greater number of Pledged Shares than it reasonably determines is necessary for the payment in full of Pledgor's obligations to the Seller under the Note and this Agreement, including all expenses incurred in connection with such sale or other disposition.

                  4. Assurances. Pledgor agrees that it shall at the request of the Seller execute and deliver all such further assignments, endorsements and other documents and take all such further action as the Seller may reasonably request in order to effect the purposes and provisions of this Agreement and to perfect, continue, better assure or confirm the rights of the Seller in the Pledged Shares provided for hereunder.

                  5. Termination. The security interest and assignment created and granted hereunder shall terminate only when (i) Pledgor has fully satisfied all of its obligations hereunder and under the Note; or (ii) Seller breach any of their representations, undertakings or covenants under the Stock Purchase Agreement, and at that time all the Pledged Shares remaining in the possession of Proskauer Rose LLP shall be returned to Pledgor, accompanied by appropriate stock powers.

                  6. Notices. Notices or other communications to either of the parties shall be in writing and shall be deemed to have been duly and properly given on the date such notices or


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other communications are (i) personally delivered with receipt acknowledged, or
(ii) received when mailed by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth below or to which other address as either party to this Agreement shall specify to the other:

                  To Pledgor:

                  45 Broadway,
                  New York, New York
                  Attention: Gary D. Morgan, Chairman

                  with copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036-8299
                  Att.:    David W. Sloan, Esq.
                  Fax Number: 212.969.2900

                  If to OAH:
                  c/o Trident Trust Company
                  King's Court, Bay Street
                  Nassau, Bahamas
                  Att'n:  Mr. Peter Waller
                  Fax No. (242) 328 1064


                  7. Miscellaneous. (a) This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and performed therein without regard to the principles of conflict of laws thereof. If any term or provision of this Agreement shall, for any reason, be held to be illegal, invalid or unenforceable under the laws of any governmental authority to which this Agreement is subject, the term or provision shall be deemed severed from this Agreement, and the remaining terms and provisions shall be enforceable, to the fullest extent, permitted by law.

                  (b) This Agreement shall inure to the benefit of and shall be binding upon the respective successors, assigns and legal representatives of the parties

                  (c) Captions used herein are inserted for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

                  (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  (e) This Agreement may not be changed, modified or, except as provided in Section 5 hereof, terminated, in whole or in part, except by a written instrument signed by the party against whom any such change, modification or termination is sought to be enforced.

                  IN WITNESS WHEREOF, Pledgor has executed this Agreement on the date hereinabove first written.


                                           WIN-GATE EQUITY GROUP INC


                                           By:  /s/ Gary D. Morgan
                                                --------------------------------
                                           Name:    Gary D. Morgan
                                           Title:    Chief Executive Officer

AGREED TO AND ACCEPTED:


ORIENTAL ALLIED HOLDINGS LTD.

By:  Standard Nominees Bahamaas, Ltd., Sole Director

        By: /s/ Renee Woodside
            --------------------------------
Name:  Renee Woodside

ACKNOWLEDGED BY:
PROSKAUER ROSE LLP

By:   /s/ David Sloan
      -----------------------------------
Name:   David Sloan
Title:     Partner